                                                                      Exhibit 11

                       TRIBUNE/SWAB-FOX COMPANIES, INC.
                       Computation of Earnings per Share
                   (In thousands, except per share amounts)


                                                       Quarter Ended March 31,
                                                        1995             1994
                                                       -------          -------
                                                                (Unaudited)
PRIMARY EARNINGS PER SHARE:
Income from continuing operations                      $   318          $   459
Add:
  After tax interest expense applicable
    to 11% Convertible Debentures due 1997                   -               24
Deduct:
  Dividends on New Senior Preferred Stock                    -              (25)
  Dividends on Class A Preferred Stock                       -               (4)
                                                       -------          -------
Income before discontinued operations
  applicable to common and
  common equivalent shares                                 318              454
Discontinued operations, net of income tax                 (22)             297
                                                       -------          -------

  Net income applicable to common
    and common equivalent shares                       $   296          $   751
                                                       =======          =======

Weighted average number of common
  and common equivalent shares outstanding
  Common shares                                         30,809           29,797
  Common equivalent shares:
    From 6 1/2% Preferred Stock                              -            1,382
    From 11% Convertible Debentures due in 1997              -              843
                                                       -------          -------
                                                        30,809           32,022
                                                       =======          =======
Income per common
  and common equivalent share:
    Continuing operations                              $  0.01          $  0.01
    Discontinued operations                                  -             0.01
                                                       -------          -------
Net income per common share                            $  0.01          $  0.02
                                                       =======          =======

FULLY DILUTED EARNINGS PER SHARE:
Income before discontinued operations                  $   318              459
Add:
  After tax interest expense applicable to:
    11% Convertible Debentures due in 1997                   -               24
    11% Convertible Debentures due in 1998                   -               14
Deduct:
  Dividends on Class A Preferred Stock                       -               (4)
                                                       -------          -------
Income before discontinued operations
  applicable to common and
  common equivalent shares                                 318              493
Discontinued operations, net of income tax                 (22)             297
                                                       -------          -------

  Net income applicable to common
    and common equivalent shares                       $   296          $   790
                                                       =======          =======


                                                                      Exhibit 11

                       TRIBUNE/SWAB-FOX COMPANIES, INC.
                Computation of Earnings per Share -- Continued
                   (In thousands, except per share amounts)



                                                           Quarter Ended March 31,
                                                            1995            1994
                                                           -------         ------
                                                                (Unaudited)
FULLY DILUTED EARNINGS PER SHARE -
  Continued:

Weighted average number of common
  and common equivalent shares outstanding
  Common shares and common equivalent shares               30,809          32,022
  Assumed conversion of 11% Debentures due in 1998              -             348
  Assumed conversion of New Senior Preferred Stock              -             976
                                                           -------         ------
                                                           30,809          33,346
                                                           ======          ======
Income per common
  and common equivalent share:
    Continuing operations                                 $   N/A         $  0.01
    Discontinued operations                                   N/A            0.01
                                                           -------         ------
Net income per common share                               $   N/A         $  0.02
                                                           ======          ======